Exhibit 99

MASCO CORPORATION REPORTS SECOND QUARTER 2024 RESULTS

Highlights
•Net sales decreased 2 percent to $2,091 million
•Operating profit decreased 1 percent to $397 million; adjusted operating profit decreased 1 percent to $399 million
•Operating profit margin increased 10 basis points to 19.0 percent; adjusted operating profit margin increased 10 basis points to 19.1 percent
•Earnings per share was $1.17 per share; adjusted earnings per share grew 1 percent to $1.20 per share
•Repurchased 2.0 million shares for $143 million
•Expect 2024 earnings per share in the range of $4.03 - $4.18 per share, and on an adjusted basis, $4.05 - $4.20 per share

LIVONIA, Mich. (July 25, 2024) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its second quarter 2024 results.

2024 Second Quarter Results
•On a reported basis, compared to second quarter 2023:
•Net sales decreased 2 percent to $2,091 million; in local currency and excluding acquisitions, net sales decreased 2 percent
◦Plumbing Products’ net sales increased 2 percent; in local currency and excluding acquisitions, net sales increased 1 percent
◦Decorative Architectural Products’ net sales decreased 7 percent
◦In local currency, North American and International sales both decreased 1 percent
•Gross margin increased 130 basis points to 37.5 percent from 36.2 percent
•Operating profit decreased 1 percent to $397 million from $403 million
•Operating margin increased 10 basis points to 19.0 percent from 18.9 percent
•Net income increased to $1.17 per share, compared to $1.16 per share
•Compared to second quarter 2023, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24.5 percent, were as follows:
•Gross margin increased 140 basis points to 37.6 percent from 36.2 percent
•Operating profit decreased 1 percent to $399 million from $404 million
•Operating margin increased 10 basis points to 19.1 percent from 19.0 percent
•Net income increased 1 percent to $1.20 per share, compared to $1.19 per share
•Liquidity at the end of the second quarter was $1,398 million (including availability under our revolving credit facility)

“During the first half of this year, we continued to deliver solid results and shareholder value, despite a challenging environment, through the strength of our operating performance,” said Masco President and CEO, Keith Allman. “In the second quarter, we delivered strong adjusted operating profit margin of 19.1 percent and grew adjusted earnings per share by 1 percent. Additionally, our capital allocation strategy enabled us to return $206 million to shareholders though dividends and share repurchases.”

“In the second half of the year, we anticipate ongoing demand headwinds as market conditions remain challenged. However, with our continued focus on execution and operational efficiencies, we are well positioned to drive operating margin expansion for the full year. Additionally, we remain confident in the long-term fundamentals of the repair and remodel market and the strength of our brands and product portfolio,” said Allman. “We now anticipate our 2024 adjusted earnings per share to be in the range of $4.05 to $4.20 per share, compared to our previous expectations of $4.00 to $4.25 per share.”

Dividend Declaration
Masco’s Board of Directors declared a quarterly dividend of $0.29 per share, payable on August 19, 2024 to shareholders of record on August 2, 2024.
About Masco
Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; Liberty® branded decorative and functional hardware; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.
The 2024 second quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.
Conference Call Details
A conference call regarding items contained in this release is scheduled for Thursday, July 25, 2024 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 800-549-8228 or 646-564-2877. Please use the conference identification number 45864.
The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 888-660-6264 or 646-517-3975. Please use the playback passcode 45864#. The telephone replay will be available approximately two hours after the end of the call and continue through August 25, 2024.
Safe Harbor Statement
This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands, to develop innovative products and respond to changing consumer purchasing practices and preferences, our ability to maintain our public image and reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented and diverse workforce, risks associated with cybersecurity vulnerabilities, threats and attacks and risks associated with our reliance on information systems and technology. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.
Investor Contact
Robin Zondervan
Vice President, Investor Relations and FP&A
313.792.5500
robin_zondervan@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Six Months Ended June 30, 2024 and 2023
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$2,091	$2,127	$4,017	$4,106
Cost of sales	1,306	1,358	2,547	2,668
Gross profit	785	769	1,470	1,438

Selling, general and administrative expenses	388	366	755	720
Operating profit	397	403	715	718

Other income (expense), net:
Interest expense	(26)	(28)	(50)	(56)
Other, net	(5)	(1)	(10)	(3)
	(31)	(29)	(61)	(59)
Income before income taxes	366	374	655	659

Income tax expense	94	96	154	160
Net income	272	278	501	499

Less: Net income attributable to noncontrolling interest	14	15	28	31
Net income attributable to Masco Corporation	$258	$263	$473	$468

Income per common share attributable to Masco Corporation (diluted):
Net income	$1.17	$1.16	$2.14	$2.07

Average diluted common shares outstanding	220	226	221	226

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2024 and 2023
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,091	$2,127	$4,017	$4,106

Gross profit, as reported	$785	$769	$1,470	$1,438
Rationalization charges (income) (1)	1	1	5	(3)
Gross profit, as adjusted	$786	$770	$1,475	$1,435

Gross margin, as reported	37.5%	36.2%	36.6%	35.0%
Gross margin, as adjusted	37.6%	36.2%	36.7%	34.9%

Selling, general and administrative expenses, as reported	$388	$366	$755	$720
Rationalization charges	1	—	1	1
Selling, general and administrative expenses, as adjusted	$387	$366	$754	$719

Selling, general and administrative expenses as a percent of net sales, as reported	18.6%	17.2%	18.8%	17.5%
Selling, general and administrative expenses as a percent of net sales, as adjusted	18.5%	17.2%	18.8%	17.5%

Operating profit, as reported	$397	$403	$715	$718
Rationalization charges (income) (1)	2	1	6	(2)
Operating profit, as adjusted	$399	$404	$721	$716

Operating margin, as reported	19.0%	18.9%	17.8%	17.5%
Operating margin, as adjusted	19.1%	19.0%	17.9%	17.4%

(1) Represents income for the six months ended June 30, 2023 due to the sale of excess and obsolete inventory that was related to a rationalization activity, partially offset by rationalization charges.

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2024 and 2023
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Income Per Common Share Reconciliations

Income before income taxes, as reported	$366	$374	$655	$659
Rationalization charges (income) (1)	2	1	6	(2)
Realized (gains) from private equity funds	—	—	—	(1)
Income before income taxes, as adjusted	368	375	660	656
Tax at 24.5% rate	(90)	(92)	(162)	(161)
Less: Net income attributable to noncontrolling interest	14	15	28	31
Net income, as adjusted	$264	$268	$470	$464

Net income per common share, as adjusted	$1.20	$1.19	$2.13	$2.05

Average diluted common shares outstanding	220	226	221	226
(1) Represents income for the six months ended June 30, 2023 due to the sale of excess and obsolete inventory that was related to a rationalization activity, partially offset by rationalization charges.

Outlook for the Year Ended December 31, 2024

	Year Ended December 31, 2024
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$4.03	$4.18
Rationalization charges	0.02	0.02
Net income per common share, as adjusted	$4.05	$4.20

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
June 30, 2024 and December 31, 2023
(dollars in millions)

	June 30, 2024	December 31, 2023
Balance Sheet
Assets
Current assets:
Cash and cash investments	$398	$634
Receivables	1,314	1,090
Inventories	1,057	1,022
Prepaid expenses and other	129	110
Total current assets	2,898	2,856

Property and equipment, net	1,116	1,121
Goodwill	601	604
Other intangible assets, net	359	377
Operating lease right-of-use assets	254	268
Other assets	137	139
Total assets	$5,365	$5,363

Liabilities
Current liabilities:
Accounts payable	$924	$840
Notes payable	3	3
Accrued liabilities	718	852
Total current liabilities	1,645	1,695

Long-term debt	2,945	2,945
Noncurrent operating lease liabilities	245	258
Other liabilities	347	349
Total liabilities	5,183	5,247

Redeemable noncontrolling interest	—	18

Equity	182	98
Total liabilities and equity	$5,365	$5,363

	As of June 30,
	2024	2023
Other Financial Data
Working capital days
Receivable days	54	54
Inventory days	82	80
Payable days	71	70
Working capital	$1,447	$1,557
Working capital as a % of sales (LTM)	18.4%	18.9%

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Six Months Ended June 30, 2024 and 2023

(dollars in millions)

	Six Months Ended June 30,
	2024	2023
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$648	$632
Working capital changes	(395)	(184)
Net cash from operating activities	252	448

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(290)	(81)
Cash dividends paid	(128)	(129)
Dividends paid to noncontrolling interest	(12)	(49)
Purchase of redeemable noncontrolling interest	(15)	—
Proceeds from short-term borrowings	—	77
Payment of term loan	—	(200)
Proceeds from the exercise of stock options	75	23
Employee withholding taxes paid on stock-based compensation	(33)	(23)
Decrease in debt, net	(1)	(4)
Net cash for financing activities	(404)	(386)

Cash Flows From (For) Investing Activities:
Capital expenditures	(74)	(133)
Acquisition of business	(4)	—
Other, net	(1)	(4)
Net cash for investing activities	(80)	(137)

Effect of exchange rate changes on cash and cash investments	(5)	3

Cash and Cash Investments:
Decrease for the period	(236)	(72)
At January 1	634	452
At June 30	$398	$380

	As of June 30,
	2024	2023
Liquidity
Cash and cash investments	$398	$380
Revolver availability	1,000	1,000
Total Liquidity	$1,398	$1,380

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Six Months Ended June 30, 2024 and 2023
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
Plumbing Products
Net sales	$1,253	$1,225	2%	$2,445	$2,447	—%
Operating profit, as reported	$247	$244		$472	$450
Operating margin, as reported	19.7%	19.9%		19.3%	18.4%
Rationalization charges (income)	2	1		5	(3)
Operating profit, as adjusted	249	245		477	447
Operating margin, as adjusted	19.9%	20.0%		19.5%	18.3%
Depreciation and amortization	27	25		53	50
EBITDA, as adjusted	$276	$270		$530	$497

Decorative Architectural Products
Net sales	$838	$902	(7)%	$1,572	$1,659	(5)%
Operating profit, as reported	$174	$180		$299	$312
Operating margin, as reported	20.8%	20.0%		19.0%	18.8%
Rationalization charges	—	—		1	1
Operating profit, as adjusted	174	180		299	313
Operating margin, as adjusted	20.8%	20.0%		19.0%	18.9%
Depreciation and amortization	9	9		19	17
EBITDA, as adjusted	$184	$189		$318	$330

Total
Net sales	$2,091	$2,127	(2)%	$4,017	$4,106	(2)%
Operating profit, as reported - segment	$421	$424		$771	$762
General corporate expense, net	(24)	(21)		(55)	(44)
Operating profit, as reported	397	403		715	718
Operating margin, as reported	19.0%	18.9%		17.8%	17.5%
Rationalization charges (income) - segment	2	1		6	(2)
Operating profit, as adjusted	399	404		721	716
Operating margin, as adjusted	19.1%	19.0%		17.9%	17.4%
Depreciation and amortization - segment	36	34		72	67
Depreciation and amortization - other	2	1		4	3
EBITDA, as adjusted	$437	$439		$797	$786

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Six Months Ended June 30, 2024 and 2023
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
North American
Net sales	$1,695	$1,718	(1)%	$3,220	$3,273	(2)%
Operating profit, as reported	$360	$358		$645	$624
Operating margin, as reported	21.2%	20.8%		20.0%	19.1%
Rationalization charges (income)	1	1		4	(2)
Operating profit, as adjusted	361	359		649	622
Operating margin, as adjusted	21.3%	20.9%		20.2%	19.0%
Depreciation and amortization	23	22		47	43
EBITDA, as adjusted	$385	$381		$695	$665

International
Net sales	$397	$409	(3)%	$797	$833	(4)%
Operating profit, as reported	$61	$66		$126	$138
Operating margin, as reported	15.4%	16.1%		15.8%	16.6%
Rationalization charges	1	—		2	—
Operating profit, as adjusted	62	66		128	138
Operating margin, as adjusted	15.6%	16.1%		16.1%	16.6%
Depreciation and amortization	13	12		25	24
EBITDA, as adjusted	$75	$78		$153	$162

Total
Net sales	$2,091	$2,127	(2)%	$4,017	$4,106	(2)%
Operating profit, as reported - segment	$421	$424		$771	$762
General corporate expense, net	(24)	(21)		(55)	(44)
Operating profit, as reported	397	403		715	718
Operating margin, as reported	19.0%	18.9%		17.8%	17.5%
Rationalization charges (income) - segment	2	1		6	(2)
Operating profit, as adjusted	399	404		721	716
Operating margin, as adjusted	19.1%	19.0%		17.9%	17.4%
Depreciation and amortization - segment	36	34		72	67
Depreciation and amortization - other	2	1		4	3
EBITDA, as adjusted	$437	$439		$797	$786

Historical information is available on our website.
Amounts may not add due to rounding.